EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404,
No. 333-94945, No. 333-37823 and No. 333-37831 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement
33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-85967 and No. 333-57508 of Weingarten Realty Investors on Form S-3 of our report dated February 24, 2003 appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 2002.



DELOITTE  &  TOUCHE  LLP
Houston,  Texas
March  17,  2003